   FRANKLIN OGELE
   Attorney at Law
   One Gateway Center, Suite 2600
      Newark, NJ 07102
      Email: fogele@msn.com

Phone (973) 277 4239     Bar Admissions
Fax (862) 772 3985         New York and New Jersey

July 9, 2016

ViVA Consulting Group Inc.
3 Dairyfield Court
Rockville, MD 20852

Re: Opinion of Counsel - Registration Statement on Form 1-A

To the Board of Directors:

I have been engaged as counsel to ViVA Consulting Group Inc. in connection with the preparation and filing of a registration statement on Form 1-A. The registration statement covers the registration under the Securities Act of 1933 of 50,000 Units of Preferred Shares to be sold by ViVA Consulting Group, Inc. a Delaware corporation.

In connection with the opinion contained herein, I have examined the registration statement, the articles of incorporation and bylaws, the minutes of meetings of its board of directors, as well as all other documents necessary to render an opinion. In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, I am of the opinion that the 50,000 Units of Preferred Shares being sold pursuant to the registration statement are duly authorized and will be, when issued in the manner described in the registration, legally and validly issued, fully paid and non-assessable.

The opinion opines upon the laws of the State of Delaware and reported judicial decisions interpreting those laws. This opinion does not address or relate to any specific state securities laws. I assume no duty to communicate with the registrant in respect to any matter that comes to my attention after the date of effectiveness of the registration statement.

I further consent to the use of this opinion as an exhibit to the registration statement and to the reference to my firm in the prospectus made part of the registration statement.

       Yours very truly,

       /s/ Franklin I. Ogele

       Franklin I. Ogele

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